UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2011

ES BANCSHARES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-52178	20-4663714
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

68 North Plank Road, Newburgh, New York	12550
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (845) 561-0003

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

On May 5, 2011, ES Bancshares, Inc. (the “Company”) held its Annual Meeting of Stockholders.  At the Annual Meeting, stockholders considered the election of directors, the ratification of independent registered public accountants, and a shareholder proposal.  A breakdown of the votes cast is set forth below.

1.	The election of directors	For	Withheld

	Anthony P. Costa	1,063,130	98,700

	Philip Guarnieri	1,062,800	99,030

	Walter Daszkowski	1,063,000	98,830

	David Freer, Jr.	1,060,830	101,000

2.	The ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public auditing firm for the year ending December 31, 2011.

For	Against	Abstain	Broker non-votes

1,487,479	5,000	250	0

3.
RESOLVED, that effective on the date of the approval of this resolution as provided in Article 7.D of the Company’s Articles of Incorporation, Anthony P. Costa and Philip Guarnieri be and each of them hereby is removed for cause as Directors of the Company.

For	Against	Abstain	Broker non-votes

0	1,492,729	0	0

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ES BANCSHARES, INC.

Date: May 10, 2011	By:	/s/ Philip Guarnieri
Philip Guarnieri
President and Co-Chief Executive Officer